CERTIFICATION

I, Mitchell E. Rudin, certify that:

1.I have reviewed this Annual Report on Form 10-K/A of Brookfield DTLA Fund Office Trust Investor Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014	By:	/s/ MITCHELL E. RUDIN
Mitchell E. Rudin
President and Chief Executive Officer,
U.S. Commercial Operations
(Principal executive officer)